Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 1 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***]SERVICE AGREEMENT MAIN DOCUMENT Name of Project: [***] Short description of activities under this Service Agreement: The Parties have agreed to initiate a pre-study in regard to the development of [***]on [***] architecture. Services provided will be, but not limited to, Project management, development work and other related services. This Service Agreement, with effective date as of 1st of July 2025 is between Volvo Car Corporation, reg. no. 556074-3089, a limited liability company incorporated under the laws of Sweden, with its principal place of business at SE-405 31 Gothenburg, Sweden (“Service Provider”) and Polestar Performance AB, reg. no. 556653-3096, with its principal place of business at Assar Gabrielssons Väg 9 SE-405 31 Gothenburg, Sweden (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have the intention that Service Provider shall develop, source and manufacture Purchaser’s [***] (“Vehicle”) with Purchaser being responsible for design and product positioning. The Vehicle shall be based on Service Provider’s Scalable Product [***]Altogether, the “Project”. B. For the Project, the Parties have so far entered into: (i) a Confidentiality Agreement (PS25-017) on 14 March 2025 (“NDA”), (ii) an Evaluation License Agreement (PS25-028) on 19th of May 2025 (“ELA”). C. The Parties have agreed on essentially all key principles for the Project and the Parties’ respective board of directors have conditionally approved the Project. It is the Parties intention to enter into a Complete Vehicle Purchase Agreement (that shall cover the entire Project) (“CVPA”) during H2 2025. D. To enable that the Parties immediately can continue with Project work until the Project’s project start milestone in [***]”), the Parties have determined, that, in addition to the Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 2 scope of the NDA and the ELA, Service Provider shall provide to Purchaser certain Services (as defined in the General Terms), which are further described in the Service Specification in Appendix 1. E. The Parties agree that the CVPA’s terms and conditions shall retroactively apply to the Services provided under this Service Agreement and supersede this Service Agreement’s terms and conditions to effectuate that the entire Project is covered by the CVPA. F. The provision of the Services shall be performed in accordance with the terms in this service agreement and its appendices (the “Service Agreement”). G. Purchaser now wishes to enter into this Service Agreement for the purpose of receiving the Services and Service Provider wishes to provide the Services in accordance with the terms set forth in this Service Agreement. H. In light of the foregoing, the Parties have agreed to execute this Service Agreement. AGREEMENT 1. GENERAL 1.1 This Service Agreement consists of this main document (the “Main Document”) and its appendices. This Main Document sets out the specific terms in respect of the provision of the Services, whereas Appendix 2 sets out certain general terms and conditions applicable to the Parties’ rights, obligations and the performance of the Parties’ activities hereunder (the “General Terms”). 1.2 All capitalized terms used, but not specifically defined in this Main Document, shall have the meaning ascribed to them in the General Terms. 2. SERVICE SPECIFICATION 2.1 The Parties have agreed upon the scope and specification for the Services as specified in the Service Specification in Appendix 1. 3. AFFILIATE 3.1 Affiliate shall for the purpose of this Service Agreement have the following meaning: "Affiliates" means (i) for Service Provider, any other legal entity that directly or indirectly is controlled by Volvo Car AB and (ii) for Purchaser, any other legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC, "control" means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. The Parties, however, agree to renegotiate this definition of "Affiliates" in good faith if it in the future does not reflect the Parties' intention at the time of signing this Service Agreement due to a restructuring or reorganization in relation to either of the Parties. For the avoidance of doubt, a Party is not considered an Affiliate of the other Party under this Agreement. Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 3 “Data Protection Laws” shall mean collectively all applicable data protection and privacy legislation, regulations and guidance including Regulation (EU) 2016/679 (the "General Data Protection Regulation" or the "GDPR") and the applicable EU member state laws providing for implementations and derogations, as well as Directive 2002/58/EC and applicable EU member state laws transposing it, together with any application guidelines and normative decisions issued by the European Data Protection Board and the EU data protection supervisory authorities (all as amended, replaced or re-enacted from time to time).; "Personal Data" has the meaning set out in the Data Protection Laws. "Process", "Processing" and "Processed" each has the meaning set out in Data Protection Laws. 4. INTELLECTUAL PROPERTY RIGHTS 4.1 The Parties agree that the key principles for the Project ( mentioned in section C above) regarding IP ownership, Appendix 4 o shall apply to all Results (as defined in the General Terms in Appendix 2) developed through the performance of the Services. 5. SERVICE CHARGES 5.1 In consideration of Service Provider’s performance of the Services under this Service Agreement, Purchaser shall pay to Service Provider the service charges as further described below (the “Service Charges”). The Service Charges for the Services will be based on the actual hours required for the Services to be performed by Service Provider as set forth in the Service Specification in Appendix 1 and the hourly rates as set forth in Appendix 3. The Parties acknowledge that the estimated Service Charges set forth in the Service Specification in Appendix 1 are based on an estimation of the amount of hours required for the performance of the Services and that this estimation may differ from the final actual number of hours charged by Service Provider. Hence, the Service Charges will ultimately be invoiced based on actual hours, not on estimated hours. Notwithstanding the foregoing, if either Party anticipates a significant discrepancy between estimated and actual hours, the Parties shall engage in good-faith discussions to find an appropriate resolution. 5.2 The Service Charges shall be paid in the currency: [***] 5.3 The hourly rates that are used to calculate the Service Charges shall be determined by Service Provider on an annual basis in compliance with applicable tax legislation, including but not limited to the principle of “arm’s length distance” between the Parties. The hourly rates shall be calculated using the cost plus method, i.e. full cost incurred plus an arm´s length mark-up. All costs Service Provider has in order to perform the Services shall be reimbursed by Purchaser. 6. PAYMENT 6.1 If Service Provider, pursuant to the General Terms, appoints its Affiliates and/or subcontractors to perform the Services under this Service Agreement, Service Provider shall include the costs relating to such work in the invoices to Purchaser. Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 4 6.2 The actual Service Charges shall be invoiced on a quarterly basis at the end of each calendar quarter and paid by Purchaser in accordance with what is set out in the General Terms. 7. GOVERNANCE FORUM 7.1 The Parties agree that governance in respect of this Service Agreement shall be handled in accordance with what is set out in the General Terms in Appendix 2. When reference is made to a relevant governance forum, it shall for the purpose of this Service Agreement have the meaning set out below in this Section 7. 7.2 The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritisation of development activities etc. under the Service Agreement shall be the “Steering Committee”, which regarding cooperation between Service Provider and Purchaser is the so-called E&O Volvo and Polestar Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 7.3 The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Service Provider and Purchaser is the so-called Executive Alignment Meeting (EAM). The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 8. TERRITORY 8.1 For the purposes of this Service Agreement, the “Territory” shall mean [***] 9. TEMPLATE FINANCIAL REPORTING The Parties agree that the basis for calculating the Service Charges shall be transparent and auditable to Purchaser and be done in a document and/or system as agreed between the Parties. 10. DATA PROCESSING AGREEMENT If Service Provider processes any personal data on Purchaser’s behalf and in accordance with its instructions as part of or in connection with the performance of the Services, the Parties agree that the General Data Processing Agreement between the Parties dated 1 June 2019 shall apply between the Parties, and shall be deemed an integrated part of this Service Agreement. 10.1 The Parties shall at all times comply with applicable laws on protection of personal data, in particular, but not limited to the EU Data Protection Laws (as defined in the General Terms in Appendix 2), and shall use its commercially reasonable efforts to ensure that any Affiliates or subcontractors engaged by it also comply therewith. 11. DATA PROTECTION 11.1 When performing their obligations under this Agreement, the Parties shall at all times comply with applicable laws on data protection and privacy, in particular, but not limited

Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 5 to the Data Protection Laws, and shall use its commercially reasonable efforts to ensure that any Affiliates or subcontractors engaged by it also comply therewith. 11.2 If either Party anticipates that a Party will process Personal Data on behalf of the other Party when performing this Agreement, that Party shall promptly notify the other Party of that fact. To the extent necessary, the Parties to this Agreement shall then negotiate in good faith a Data Processing Agreement to permit that the processing of Personal Data is performed in a way that complies with applicable Data Protection Laws, and neither Party shall process Personal Data on behalf of the other until this such Data Processing Agreement has been entered into. 12. ORDER OF PRIORITY 12.1 In the event there are any contradictions or inconsistencies between the terms of this Main Document and any of the Appendices hereto, the Parties agree that the following order of priority shall apply: (1) This Main Document (2) Appendix 4, Key Principles of IP ownership (3) Appendix 2, General Terms – Service Agreement (4) Appendix 1, Service Specification (5) Appendix 3, Hourly Rates 13. NOTICES 13.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms: (a) To Service Provider: Volvo Car Corporation Attention: [***] Email: [***] With a copy not constituting notice to: Volvo Car Corporation Attention: Legal Department Email: legal@volvocars.com (b) To Purchaser: Polestar Performance AB Attention: [***] Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 6 Email: [***] With a copy not constituting notice to: Polestar Performance AB Attention: Legal Department Email: legal@polestar.com ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement No.: PS25-034 SA (IP) TEMPLATE VERSION 250313 7 The Parties may execute this Service Agreement in counterparts, including electronic copies, which taken together will constitute one instrument. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: Helen Hu -General Counsel By: Anna Rudensjö – General Counsel August 12, 2025 August 19th, 2025 By: Fredrik Hansson – CFO By: Jonas Engström COO August 13th, 2025 August 19th, 2025 Agreement No. PS25-034 TEMPLATE VERSION 191016 1 SERVICE AGREEMENT APPENDIX 1 SERVICE SPECIFICATION 1. GENERAL This Service Specification is a part of the Service Agreement executed between Service Provider and Purchaser. This Service Specification sets out the scope and the specification of the activities that shall be performed under the Service Agreement, the division of responsibilities between Service Provider and Purchaser and the applicable time plan for the performance of the activities. 2. DEFINITIONS Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3. GENERAL DESCRIPTION The Parties have agreed to conduct a concept study in regard to the development of [***] on Service Provider’s [***] architecture, which will be a new vehicle product within the Purchaser’s portfolio, which the Purchaser is intending to take to the market. The overall objectives of the activities are to conduct the concept study up until <PS> (Program Start) and committed objectives at <PC> (Program Confirmation). 4. ASSUMPTIONS/PRE-REQUISITES Executing the concept phase assumes that relevant - teams are set up to deliver to the outcomes set out in the Service Agreement - necessary information is shared between the parties 5. DESCRIPTION OF THE SERVICE ACTIVITIES Purchaser to share the necessary product definition and product design input (e.g. exterior, interior and UX) and other attribute expectations for 1) Technical evaluation versus band width of [***] architecture by Service Provider 2) Cost estimates by Service Provider Service Provider to share [***] architecture input and bandwidth of technology

Agreement No. PS25-034 TEMPLATE VERSION 191016 2 Investigate relevant study items for unique, not included in current [***] bandwidth, PS development Service Provider to provide relevant data allowing Purchaser to balance the[***]program within the PS budget and product frames Develop a Vehicle Project Plan (VPP) for the complete program Prepare a detailed time plan/activity list for the next program phase; i.e. <PS> to <PC> in accordance with Volvo Product Development Systems (VPDS) Purchaser to provide all necessary information so that Service Provider can finalise the conceptual work to <PC> and for those cases where long lead funding is involved, allows the Service Provider to start up the long lead funding work 6. TIMING AND DELIVERABLES Timing: <PS> is planned for 25w36 and <PC> is planned for [***]. Deliverables: Cost for carry over content, Technical solution and cost for unique [***] content. Service Provider shall at PS deliver more accurate financials compared to current indicative quote which Purchaser shall approve in writing. Service Provider shall at PC deliver committed financials for the complete program which Purchaser shall approve in writing. The activities shall commence on 1st of July 2025 and end no later than [***]. The following milestones and/or deadlines shall apply: Milestone/Date/Timing Deliverable/Description [***] Subject to VPDS v1.7 Program Start Deliverables including but not limited to: Decide program content Decide vehicle program plan Program reference volume Confirm sourcing plan Confirm long lead funding items Decide programme targets and confirm financial estimates towards <PC> Decide program targets (BOM cost and FTLE including Services (ME Purchasing, Logistics Agreement No. PS25-034 TEMPLATE VERSION 191016 3 <[***] and Digital) and items in Manufacturing costs/transfer price. ____________________________________ Subject to VPDS v1.7 Programject Confirmation Deliverables including but not limited to: Program reference volume Reserved volume Committed vehicle program plan Committed sourcing plan Decide to start industrialisation Committed program targets (BOM cost and FTLE) including Services (ME Purchasing, Logistics and Digital) and items in Manufacturing costs/transfer price. 7. ESTIMATED FEE The Parties agree that Service Provider shall perform the Services up to <PS> [***] with an estimated service fee of [***], which will be invoiced to Purchaser at <PS>. Between <PS> [***]the service fee will increase with an estimated fee of [***]based on actual hours worked, which will be invoiced to Purchaser on a quarterly basis. Service Provider shall share in its financial reporting, all actual and forecasted hours, Design and Development (D&D) cost and other related expenditures, on a monthly basis. Up to PS Service Provider will utilize one “Konstruktions Uppdrag” (KU) number, eg. Not a detailed reporting. After <PS> to <PC> Service Provider will report hours on KU number/Art (department) which is in a more granular level. It is both Parties understanding that eight hours constitute one working day. 8. PARTIES RESPONSIBILITIES General. The division of the responsibilities between the Parties can be described as follows in this Section 8. Service Provider’s responsibilities. Service Provider is responsible for the following activities: (a) To provide Purchaser with documentation to enable decision at <PS> and <PC>, as well as the required continuous balancing of the product (up to <PC>). Agreement No. PS25-034 TEMPLATE VERSION 191016 4 Purchaser’s responsibilities. Purchaser is responsible to balance the product (including design) in line with [***] bandwidth and decided financial framework by providing (a) Product Design digital models (b) Feedback on technical input ______________________________ Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 1 SERVICE AGREEMENT APPENDIX 2 GENERAL TERMS 1. BACKGROUND This Appendix 2, General Terms – Service Agreement, (the “General Terms”) is an Appendix to the Main Document and is an integrated part of the Service Agreement entered into between the Parties. 2. DEFINITIONS 2.1 For the purpose of these General Terms, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 2, shall have the meaning ascribed to them in the Main Document. 2.2 “Appendix” means an appendix to the Main Document. 2.3 “Background IP” means the Intellectual Property Rights either: (a) owned by either of the Parties; (b) created, developed or invented by directors, managers, employees or consultants of either of the Parties; (c) to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Service Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this Service Agreement. 2.4 “Change Management” means maintenance and development of the Results to be performed 90 days after the start of production of the first vehicle in which the Results are installed, incorporated, included or otherwise used, and which are driven by for example legal requirements or changes in other products/parts having an effect on the Results. 2.5 “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Service Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Service Agreement.

Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 2 2.6 “Data Room” means the secure environment personal approved access information sharing platform agreed to be used between the Parties for making available the Results to Purchaser. 2.7 “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. 2.8 “EU Data Protection Laws” shall mean collectively, any applicable data protection, privacy or similar law generally applicable to the processing of personal data, including but not limited to Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) and any act or piece of national legislation implementing, supporting or otherwise incorporating said regulation, including any amendment made to any of the foregoing. 2.9 “Force Majeure Event” shall have the meaning set out in Section 15.1.1. 2.10 “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Service Agreement. 2.11 “Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. 2.12 “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. 2.13 “Main Document” means the contract document (with the heading “Main Document - Service Agreement”), which is signed by Service Provider and Purchaser, to which these General Terms are an Appendix. 2.14 “Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Service Agreement. 2.15 “Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this Service Agreement, along with any continuation, continuation- in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 3 2.16 “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. 2.17 “Personal Data" has the meaning set out in the Data Protection Laws. 2.18 “Results” shall mean any outcome created by a Party under this Service Agreement (including but not limited to any IP, technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments created by a Party under the Service Specification , irrespective of whether the performance of the Services has been completed or not. 2.19 “Results Owner” shall mean the Party which shall be the owner of the Results in accordance with what is set forth in Section 5.2. 2.20 “Services” shall mean the services to be performed by Service Provider to Purchaser hereunder, including all services under the Appendices attached hereto. 2.21 “Service Agreement” means the Main Document including all of its Appendices and their Schedules as amended from time to time. 2.22 “Service Charges” means the service charges as set forth or referenced to in the Main Document. 2.23 “Service Specification” describes the Services to be provided by Service Provider to Purchaser hereunder including (if applicable) a time plan for the provision of the Services, which is included as Appendix 1 in this Service Agreement. 2.24 “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Service Agreement. 2.25 “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. 2.26 “Use” means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of Purchaser. 2.27 The right to “have made” is the right of Purchaser to have another person (or their subcontractor of any tier) make for Purchaser and does not include the right to grant sublicenses to another person to make for such person’s own use or use other than for Purchaser. 3. PROVISION OF SERVICES 3.1 Service Specification. The Parties have agreed upon the scope and specification of the Services provided under this Service Agreement in the Service Specification. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 4 3.2 Making available the Results. Service Provider shall make the Results (or if not finalised, any part of the Results that has been finalised) available to Purchaser within the timeframes specified in the Service Specification, but under all circumstances promptly after any part of the Results has been finalised. The Results shall only be made available in a Data Room. The Results (or any finalised part thereof) shall be deemed made available by Service Provider to Purchaser if such files have been electronically loaded into and made accessible by Service Provider in the Data Room agreed upon. 3.3 Change Management. Service Provider has an obligation to, upon Purchaser’s request, perform Change Management in relation to the developed Results, such as changes required in order to maintain functionality, adjust the Results due to new technical solutions etc. For the avoidance of doubt, the performance of Change Management is however not governed by this Service Agreement but shall be subject to a separate agreement between the Parties, which the Parties upon either Party’s request shall execute. 3.4 Service Recipients. In addition to Purchaser, all of Purchaser’s Affiliates shall be entitled to receive and use the Services under this Service Agreement. Nevertheless, Purchaser shall be Service Provider’s sole point of contact and shall be responsible for payment of the Service Charges as set forth in this Service Agreement, irrespectively of whether it is Purchaser or any of Purchaser’s Affiliates that in reality received and used the Services. 3.5 Subcontractors. The Parties acknowledge that Service Provider may use its Affiliates and/or subcontractors to perform the Services under this Service Agreement, provided that Service Provider informs Purchaser thereof. Service Provider shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Service Agreement, by any Affiliate to Service Provider and/or any subcontractor to the same extent as if such performance or omittance was made by Service Provider itself. Service Provider shall also remain Purchaser’s sole point of contact unless otherwise agreed. 3.6 Relationship between the Parties. The Parties are acting as independent contractors when performing each Party’s respective obligations under the Service Agreement. Neither Party nor its Affiliates are agents for the other Party or its Affiliates and have no authority to represent them in relation to any matters. Nothing in these General Terms or the Service Agreement shall be construed as to constitute a partnership or joint venture between the Parties. 4. SERVICE REQUIREMENTS 4.1 All Services shall be performed in accordance with the requirements set forth in this Service Agreement, including the Service Specification, and otherwise in a professional manner. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 5 4.2 When providing the Services, Service Provider shall use professional and skilled personnel, reasonably experienced for the Services to be performed, Service Provider shall work according to the same standard of care and professionalism that is done in Service Provider’s internal business and development projects. Such standard of care and professionalism shall however at all times correspond to Industry Standard. For the avoidance of doubt, Service Provider is responsible for all necessary recruiting and hiring costs associated with employing appropriate personnel as well as all necessary training costs. 4.3 Service Provider acknowledges that time is of essence and Service Provider agrees to strictly respect and adhere to the deadlines set out in the Service Specification in Appendix 1, such as time limits, milestones and gates. In the event Service Provider risks not to meet an agreed deadline or is otherwise in delay with the performance of the Services, Service Provider shall appoint additional resources in order to avoid the effects of the anticipated delay or the delay (as the case may be). 4.4 In the event the Services or any part thereof, more than insignificantly deviate from the requirements set forth in the Service Specification, or if Service Provider otherwise does not meet or ceases to meet the requirements set forth in this Service Agreement (except for minor faults and defects, which do not affect the provision of the Services), Service Provider shall remedy such incompliance, fault or defect as soon as reasonably possible. 4.5 In the event Service Provider fails to act in accordance with Section 4.3 and 4.4 above, such failure shall be escalated in accordance with the escalation principles set forth in Section 17.1 and eventually give Purchaser the right to terminate the Service Agreement in accordance with Section 14.4. 4.6 Purchaser shall provide Service Provider with instructions as reasonably required for Service Provider to be able to carry out the Services. Service Provider must continuously inform Purchaser of any needs of additional instructions or specifications required to perform the Services. 4.7 Service Provider shall ensure that it has sufficient resources to perform its undertakings under this Service Agreement. Further, Service Provider undertakes to ensure that the performance of the Services will not be given lower priority than other of Service Provider’s internal similar projects. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 Ownership of existing Intellectual Property Rights. Each Party remains the sole and exclusive owner of its Background IP and any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned or controlled by such Party. Nothing in this Service Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. 5.2 Ownership of Results.

Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 6 The Party specified in the Main Document to own the Results shall be the exclusive owner of the Results, including all modifications, amendments and developments thereof. If Purchaser is the Party indicated as owning the Results in the Main Document, all Results, including all modifications, amendments and developments thereof, and any Intellectual Property Rights developed as a result of the Services provided by Service Provider (or if applicable, any of its appointed Affiliates or subcontractors), shall consequently automatically upon creation be transferred from Service Provider to Purchaser. Purchaser shall further have the right to transfer, sublicense, modify and otherwise freely dispose of the Results, however with the restrictions set forth in Section 5.3 below. 5.3 License grant. The Results Owner hereby grants to the other Party a[***]: (a) Use, in whole or in part, the Results and, if applicable, any Background IP embedded in or otherwise used in the development of the Results to the extent such license is necessary or reasonably necessary to make use of this license granted to the Results and the Services provided hereunder; and (b) design, engineer, Use, make and have made, repair, service, market, sell and make available products and/or services based on, incorporating or using the Results and any Background IP referred to in (a) above, in whole or in part. Should the Purchaser see a need to utilise the Results beyond the boundaries of the license provided under Clause 5.3.1, the Parties agree to, in good faith discussion, investigate what aspects of the Results can be used (royalty free and without any additional costs) outside the confines of the license granted in Clause 5.3.1. Notwithstanding anything to the contrary in the Service Agreement, nothing in these General Terms or otherwise in the Service Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein. The license granted from the Results Owner to the other Party under Section 5.3.1 above shall be fully sublicensable to the other Party’s Affiliates, but shall not be sublicensable to any Third Party without prior written approval from the Results Owner, however with the exception stated in Section 5.3.5 below. For the avoidance of doubt, the Results Owner shall be entitled to license the Results, including any Background IP therein, to the Results Owner’s Affiliates without prior written consent from the other Party. In the event either Party would want to sublicense/license the rights granted under Section 5.3.1 above in whole, or a substantial part of said rights, to a Third Party, such sublicense/license requires the prior written approval of the other Party, which shall not be unreasonably withheld (whereby a sublicense/license to a Third Party which is a competitor of either Party is an example of what could be deemed unreasonable and subject to non-approval) or delayed. Any approval in accordance with the foregoing shall be handled at a high governance level by the Strategic Board. For the avoidance of doubt, the other Party has no obligation to provide any support regarding sublicensing/licensing Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 7 of any rights connected to this Service Agreement to a Party providing a sublicense/license to a Third Party. 5.4 Suspected infringement. The Party to whom the license in Section 5.3 is granted, shall promptly (upon becoming aware) notify the Results Owner in writing of: (a) any conduct of a Third Party that the Party reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights licensed to the Party hereunder by a Third Party; or (b) any allegations made to the Party by a Third Party that any Intellectual Property Rights licensed hereunder are invalid, subject to cancellation, unenforceable, or is a misappropriation of any Intellectual Property Rights of a Third Party. In the event that the Party has provided the Results Owner a notification pursuant to Section 5.4.1(a) above, and the Results Owner decides not to take any action against the Third Party, the Results Owner may approve in writing that the other Party shall be entitled to itself take action against the Third Party at its own cost. If the Results Owner approves, it shall provide reasonable assistance to the other Party, as requested by the other Party at the other Party’s expense. If the Results Owner does not approve to the other Party taking such action, the issue should be escalated to the Strategic Board for decision. For the avoidance of doubt, the Results Owner has no responsibility in the event the Results are alleged to infringe in any Third Party’s Intellectual Property Rights and the Results Owner has, except for what is set out above in this Section 5.4 no obligation to defend and hold the other Party harmless from and against any alleged infringements. 5.5 Volvo brand name. For the sake of clarity, it is especially noted that this Service Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that the right to use the name and the “Volvo” Trademarks is subject to a service agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property can only be used by Volvo Car Corporation and its Affiliates in relation to Volvo products. This means that this Service Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.6 Polestar brand name. Correspondingly, it is especially noted that this Service Agreement does not include any right to use the Polestar brand name or Trademarks or refer to Polestar in communications or official documents of whatever kind. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 8 This means that this Service Agreement does not include any rights to directly or indirectly use the Polestar brand name or Polestar Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 6. SERVICE CHARGES 6.1 In consideration of Service Provider’s performance of the Services under this Service Agreement, Purchaser agrees to pay to Service Provider the Service Charges as set forth or referenced to in the Main Document. 7. PAYMENT TERMS 7.1 The Service Charges shall be paid in the currency set forth in the Main Document, in a timely manner and in accordance with the payment terms set forth in this Section 7. 7.2 Service Provider is responsible for charging and declaring VAT or other taxes as follow from applicable law. Any applicable VAT or other indirect taxes on the agreed price will be included in the invoices and paid by Purchaser. All amounts referred to in this Service Agreement are exclusive of VAT. 7.3 If Service Provider is obligated to collect or pay taxes, such taxes shall be invoiced to Purchaser, unless Purchaser provides a valid tax exemption certificate authorized by the appropriate Tax Authority. If Purchaser is required by law to withhold any taxes from its payments, Purchaser must provide an official tax receipt or other appropriate documentation to support this withholding. 7.4 Any amount of the Service Charges invoiced by Service Provider to Purchaser shall be paid by Purchaser within [***]days after the invoice date. 7.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the[***]per annum. 7.6 Any paid portion of the Service Charges is non-refundable, with the exception set forth in the Main Document. 8. AUDIT 8.1 During the term of the Service Agreement, Purchaser shall have the right to, upon reasonable notice in writing to Service Provider, inspect Service Provider’s books and records related to the Services and the premises where the Services are performed, in order to conduct quality controls and otherwise verify the statements rendered under this Service Agreement. 8.2 Audits shall be made during regular business hours and be conducted by Purchaser or by an independent auditor appointed by Purchaser. Should Purchaser during any inspection find that Service Provider or the Services does/do not fulfil the requirements set forth herein, Purchaser is entitled to comment on the identified deviations. Service Provider shall, upon notice from Purchaser, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 9 be taken in respect of the audit, each Party shall be entitled to escalate such issue to the Steering Committee. 9. REPRESENTATIONS 9.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Service Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Service Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Service Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 9.2 To the extent any Background IP is embedded, or otherwise included, in the Results and subject to the license granted in Section 5.3 above, the Parties acknowledge that the Background IP is licensed on an “as is” basis, without any warranties or representations of any kind (except for the warranties in Section 9.1 above), whether implied or express, and in particular any warranties of suitability, merchantability, description, design and fitness for a particular purpose, non-infringement, completeness, systems integration and accuracy are expressly excluded to the maximum extent permissible by law. 10. SERVICE WARRANTY 10.1 When performing the Services, Service Provider shall provide professional and skilled personnel, reasonably experienced for the Services to be performed at the best of their knowledge. 10.2 Service Provider provides the Services “as is”. Service Provider does neither warrant nor represent that any Services, provided or delivered to Purchaser hereunder are functional for the business needs of Purchaser or otherwise suitable for any specific purpose, nor that the Services, are not infringing any Intellectual Property of any third party. Service Provider does neither give any representations or warranties as regards the merchantability of the deliverables to be delivered hereunder nor any other representations or warranties of any kind whatsoever concerning the Services. Purchaser acknowledges that the price of the Services to be performed and other deliverables to be delivered by Service Provider are set in consideration of the foregoing. 10.3 Service Provider shall after receipt of notice of a claim related to Purchaser’s use of the Services notify Purchaser of such claim in writing and Purchaser shall following receipt of such notice, to the extent permitted under applicable law, at its own cost conduct

Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 10 negotiations with the third party presenting the claim and/or intervene in any suit or action. Purchaser shall at all times keep Service Provider informed of the status and progress of the claim and consult with Service Provider on appropriate actions to take. If Purchaser fails to or chooses not to take actions to defend Service Provider within a reasonable time, or at any time ceases to make such efforts, Service Provider shall be entitled to assume control over the defence against such claim and/ or over any settlement negotiation at Purchaser’s cost. Any settlement proposed by Purchaser on its own account must take account of potential implications for Service Provider and shall therefore be agreed with Service Provider before settlement. Each Party will at no cost furnish to the other Party all data, records, and assistance within that Party’s control that are of importance in order to properly defend against a claim. 11. LIMITATION OF LIABILITY 11.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Service Agreement. 11.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Service Agreement shall be limited to [***]of the total Service Charges payable by Purchaser to Service Provider hereunder. 11.3 The limitations of liability set forth in this Section 11 shall not apply in respect of: (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach of the confidentiality undertakings in Section 13 below; or (d) damage arising out of an infringement, or alleged infringement, of the other Party’s or any third party’s Intellectual Property. 12. GOVERNANCE AND CHANGES 12.1 Governance. The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Service Agreement as well as issues and/or disputes arising under this Service Agreement. The governance and co-operation between the Parties in respect of this Service Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 12.2 Changes. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 11 12.3 During the term of this Service Agreement, Purchaser can request changes to the Service Specification, which shall be handled in accordance with the governance procedure set forth in Section 12.112.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. 12.4 The Parties acknowledge that Service Provider will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Service Specification. 13. CONFIDENTIAL INFORMATION 13.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 13.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Service Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Service Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 13.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub- contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 13.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 12 hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 13. 13.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 13.5 If any Party violates any of its obligations described in this Section 13, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to 17.1.6 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 13.6 For the avoidance of doubt, this Section 13 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Results, to any Third Party, notwithstanding what it set forth above in this Section 13. Any such disclosure to any Third Party is permitted only if approved in writing by Service Provider. 13.7 This confidentiality provision shall survive the expiration or termination of this Service Agreement without limitation in time. 14. TERM AND TERMINATION 14.1 This Service Agreement shall become effective as stipulated in the Main Document and shall, unless terminated in accordance with this Section 14 below, remain in force until the Services are completed. 14.2 Either Party shall be entitled to terminate this Service Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Service Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 14.3 For avoidance of doubt, Purchaser not paying the Service Charges, without legitimate reasons for withholding payment, shall be considered in material breach for the purpose of this Service Agreement. 14.4 Furthermore, Purchaser is entitled to terminate this Service Agreement with immediate effect in case Service Provider acts in breach, which is not insignificant, of what is set forth Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 13 in Section 4.3 and 4.4 provided that the issue first has been escalated in accordance with Section 17.1. 14.5 Purchaser shall in addition be entitled to cancel the Services performed by Service Provider for convenience upon 30 days written notice to Service Provider. In such event, Service Provider shall, upon request from Purchaser, promptly make available in the Data Room (if applicable) any and all parts of the Results which have been finalised on the effective date of the cancellation. Moreover, the “Results” shall for the purposes of this Service Agreement be considered such parts of the Results that Service Provider has finalised on the effective date of the cancellation. 14.6 In the event Purchaser cancels the Services in accordance with Section 14.5 above, the Service Charges shall, instead of what is set out in the Main Document, correspond to Service Provider’s costs for the Services performed up, until and including the effective date of the cancellation, including the mark-up otherwise applied to calculate the Service Charges in accordance with the Main Document and any other reasonable proven costs Service Provider has incurred. 14.7 Both Parties shall in addition be entitled to terminate the Service Agreement for convenience upon 60 days written notice to the other Party. 15. MISCELLANEOUS 15.1 Force majeure. Neither Party shall be liable for any failure or delay in performing its obligations under the Service Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event. A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Service Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 15.2 Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement must be in legible

Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 14 writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate. 15.3 Assignment. Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Service Agreement without the other Party’s prior written consent. Notwithstanding the above, each Party may assign this Service Agreement to an Affiliate without the prior written consent of the other Party. 15.4 Waiver. Neither Party shall be deprived of any right under this Service Agreement because of its failure to exercise any right under this Service Agreement or failure to notify the infringing party of a breach in connection with the Service Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 15.5 Severability. In the event any provision of this Service Agreement is wholly or partly invalid, the validity of the Service Agreement as a whole shall not be affected and the remaining provisions of the Service Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Service Agreement, it shall be reasonably amended. 15.6 Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this Service Agreement (whether written or oral) made before the date of this Service Agreement are superseded by this Service Agreement and its Appendices. 15.7 Amendments. Any amendment or addition to this Service Agreement must be made in writing and signed by the Parties to be valid. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 15 15.8 Survival. If this Service Agreement is terminated or expires pursuant to Section 14 above, Section 5.3 (License grant), Section 13 (Confidentiality), Section 16 (Governing Law), Section 17 (Dispute Resolution) as well as this Section 15.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. Notwithstanding Section 15.8.1 above, if this Service Agreement is terminated due to Purchaser not paying the Service Charges, without legitimate reasons for withholding payment, pursuant to Section 14 above, Section 5.3 (License Grant) shall not survive termination or remain in force as between the Parties after such termination. For the avoidance of doubt, what is stated in this Section 15.8.2 shall only apply in relation to such licenses granted to Purchaser pursuant to Section 5.3 above and any licenses granted to Service Provider under Section 5.3 shall thus nevertheless remain in force after such termination. 15.9 The Parties shall comply with the Memorandum of Understanding dated 3 July 2025, including the key terms annexed thereto, in the performance of this Agreement. The Parties do not anticipate that any engagement of third parties will take place in the initial phase of the Project. The Parties further agree that the Service Agreement will be amended with sections regulating responsible business. 16. GOVERNING LAW 16.1 This Service Agreement and all non-contractual obligations in connection with this Service Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles. 17. DISPUTE RESOLUTION 17.1 Escalation principles. In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. Agreement no. PS25-034 SA (IP) TEMPLATE VERSION 250313 16 If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice served pursuant to Section 17.1.1 above, such deadlock will be referred to the General Counsels of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsels of each Party immediately and Section 17.1.2 above shall not apply. If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 17.1.6 below. All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 13 above. Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 17.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 17.2 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Service Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators. Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Service Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Service Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. ______________________________ Agreement No. PS25-034 TEMPLATE VERSION 191016 1 Internal Information - Polestar SERVICE AGREEMENT APPENDIX 3 Hourly Rates 1. GENERAL 1.1 Hourly rates for 2025 in accordance with below: [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] _______________

Agreement no. PS25-034 Internal Information - Polestar SERVICE AGREEMENT APPENDIX 4 IP Ownership Principles IP and licenses. [***] Technology category split [***]. Category 1 – PS Technology Category 2 – PS Unique Volvo Technology Category 3A – Common Volvo Technology Category 4 – Existing Volvo Technology Category 1 and 2 further referred to as “Unique”. Category 3A and 4 further referred to as “Common”.